EXHIBIT 99.1

 Kerr-McGee Completes Acquisition of Bayer's European Titanium Dioxide Business

     OKLAHOMA CITY (March 31, 1998) -- Kerr-McGee Chemical LLC today closed the purchase of the European titanium dioxide pigment business from Bayer AG. Kerr-McGee Chemical is wholly owned by Kerr-McGee Corp. (NYSE: KMG).
     "We are very pleased to have quickly and efficiently completed this transaction," said Luke R. Corbett, Kerr-McGee chairman and chief executive officer. "Addition of the European operations to our existing production facilities in the United States and Australia provides a solid base to continue to expand our titanium dioxide pigment business."
     Kerr-McGee is an Oklahoma City-based energy and chemical company with assets of $3.1 billion.

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